Exhibit 10.50

BACKFILL AGREEMENT

This Backfill Agreement (“Agreement”) is entered into as of February 8, 2008 (the “Effective Date”), by and between Internext Media Corp. (ABCSearch), a California corporation (“Provider”) and LookSmart, Ltd., a Delaware corporation (“Customer”).

RECITALS

WHEREAS, the parties wish to provide for a license to Customer to distribute Provider’s Listings.

NOW, therefore, for good and adequate consideration, the receipt of which is acknowledged, the parties agree as follows:

1	Definitions

1.1 “Advertising Services” means the Listings and related services which are provided by Provider to Customer pursuant to this Agreement.

1.2 “End User” means a user of the Sites.

1.3 “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law and any and all other proprietary rights.

1.4 “Invalid Clicks” are clicks on Listings determined to be invalid by Customer’s proprietary click tracking system, including but not limited to clicks (i) generated via automated crawlers, robots or click generating scripts, (ii) that come as a result of auto-spawning of browsers, automated redirects, and clicks that are required for users to navigate, or (iii) that come as a result of any incentive such as cash, credits or loyalty points.

1.5 “Listing” means a compensated advertising listing that includes title, description, advertiser URL and linking mechanism.

1.6 “Query” means a query for a Listing for display to an End User.

1.7 “Site(s)” means www.looksmart.com and Customer’s associated distribution network. The members of Customer’s distribution network may change from time to time without notice, or may decide not to carry particular advertising content in their discretion, and therefore the breadth of distribution of the Listings may change during the term of this Agreement. In addition, Provider may from time to time request Customer to remove specific feeds of traffic at Provider’s discretion. Provider also may not return results to specific feeds of traffic Provider deems unfit for Provider’s advertisers.

2.	Advertising Service

2.1 License. Provider grants to Customer a non-exclusive license during the term of this Agreement to: (a) use the Advertising Services; and (b) display the Listings on the Sites.

2.2 Implementation. For each Query received by Provider from Customer, Provider or a third party ad serving company shall process such Query using its proprietary technology and transmit any corresponding Listings to Customer in accordance with Exhibit B. Each Listing shall include the gross cost per click value Provider will use best efforts to not return any adult, gambling, or online pharmacy listings. Customer, in its sole discretion, may temporarily or permanently terminate Provider’s data feed if Provider is unable to meet the requirements of Exhibit B.

2.3 Display of Advertising Services. Any and all advertisements making up the Advertising Services shall be unambiguously marked (either individually or by cluster or grouping) “Sponsored Links” or other equivalent indicator when displayed along with any unpaid search results. Customer reserves the right to remove Listings from its Site at any time in its sole discretion.

2.4 Other Advertising. Provider is not responsible for the serving of any advertisement not sold by Provider. Customer is responsible for implementing any codes required to redirect any such advertisements to the appropriate third party ad server.

2.5 Problem Management and Escalation Procedures. Each party shall provide 24x7 support for problem management. Each party agrees to inform the other party of any service outages/degradation within 30 minutes after it becomes aware of any such outage/degradation that will affect the Advertising Services. Each party will set up an email alias to provide 24x7 support for such notification. In the event Customer receives a complaint regarding a Listing (including without limitation allegations that such Listing infringes the intellectual property rights of a third party), Customer shall forward the complaint to the following email address *** or the following fax ***. Provider will evaluate and respond to such complaint.

3.	Non-Exclusivity

Each party acknowledges and agrees that the rights granted to it under this Agreement are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit the other party from participating in similar business arrangements as those described herein.

4.	Ownership

4.1 By Customer. Customer and/or its licensors own all Intellectual Property Rights in and to any editorial, text, graphic, audiovisual, and other content that is served to End Users of the Site(s) and that is not provided by Provider. Provider shall not acquire any right, title or interest in or to such content, except as provided herein.

4.2 By Provider. Provider shall own all right, title and interest, including without limitation all Intellectual Property Rights, relating to the Advertising Services and any derivative works or enhancements thereof. Customer shall not acquire any right, title, or interest therein, except for the limited use rights expressly set forth in this Agreement. None of the Advertising Services, or any other items delivered to Customer by Provider violate, misappropriate or infringe any Intellectual Property Right, data or privacy right or other right of any person or entity, or constitute legally obscene or indecent materials or a libel or defamation.

4.3 Prohibitions. Except as allowed herein, Customer shall not: (a) modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from, the Advertising Services, or any other Provider technology; (b) remove, obscure, or alter any copyright notice, trademarks or other proprietary rights notices affixed to or provided as a part of any

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Advertising Services; (c) crawl, index or in any non-transitory manner store or cache information obtained from the Advertising Services; or (d) transfer, sell, lease, lend, disclose, or use for any other unauthorized purposes any of the Advertising Services or access thereto.

4.4 Reservation of Rights. All rights not expressly granted in this Agreement are reserved.

5.	Payment and Records

Revenue share and payment between Provider and Customer shall be as set forth in Exhibit A attached hereto.

6.	Term

6.1 Term and Auto-renewal. This Agreement will commence upon the Effective Date and continue for * * *. Thereafter, the Agreement * * *, unless one party provides written notice to the other of non-renewal no later than * * * before the end of the renewal term.

6.2 Material Breach. This Agreement may be terminated if either party fails to cure any material breach of this Agreement within thirty (30) days after such breach is conveyed in reasonable detail in writing to the other party.

6.3 Termination for Convenience. Either party may terminate this Agreement at any time for any reason with * * * prior written notice.

7.	Confidentiality

7.1 Definition. “Confidential Information” means information about the disclosing party’s (or its suppliers’) business, products, technologies, strategies, customers, financial information, operations or activities that is proprietary and confidential, including without limitation all business, financial, technical and other information disclosed by the disclosing party. Confidential Information will not include information that the receiving party can establish (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party.

7.2 Use of Confidential Information. Each party agrees (i) that it will not use or disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement or as required by a court of law or otherwise compelled to be disclosed pursuant to the legal process or existing laws or regulations, and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

8.	Limited Warranty and Disclaimer

ALL SERVICES PROVIDED HEREUNDER BY EITHER PARTY ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT ITS SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE.

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

9.	Limitation of Liability

NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, LOSS OF DATA, INTERRUPTION OF BUSINESS, DOWNTIME, LOST PROFITS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES. EXCEPT FOR INDEMNIFICATION CLAIMS, IN NO EVENT WILL EITHER PARTY’S LIABILITY FOR ANY CLAIM ARISING UNDER THIS AGREEMENT EXCEED AMOUNTS PAID BY PROVIDER TO CUSTOMER UNDER THIS AGREEMENT WITHIN THE TWELVE MONTHS PRECEDING SUCH CLAIM.

10.	Indemnification

10.1 Covered Claims. Provider agrees to defend and indemnify Customer against any third party claims, demands, liability, or costs arising from or related to the Advertising Services or the display thereof on the Site. Customer agrees to defend and indemnify Provider against any third party claims, demands, liability, or costs arising from any third party claims that any content on the Customer’s Site (excluding Advertising Services) infringes or misappropriates any Intellectual Property Right. All such amounts will be reimbursed as incurred, within thirty (30) days of submission of reasonable supporting documentation or invoices.

10.2 Notification. The foregoing indemnification obligations shall only exist if the party seeking to be indemnified (1) promptly notifies the indemnifying party of any claim, (2) provides the indemnifying party with reasonable assistance, information and cooperation in defending the claim, and (3) gives the indemnifying party full control and sole authority over the defense and settlement of such claim.

11.	Publicity

Provider and/or Customer may issue a press release to announce the relationship contemplated by this Agreement without prior written consent. Provider and/or Customer may make such disclosures as may be, in its reasonable opinion of counsel, advisable in order to comply with a subpoena or other legal process or with applicable laws, regulations or securities exchange rules.

12.	Miscellaneous

12.1 Assignment/Change of Control. Neither party may assign this Agreement, in whole or in part, without the other party’s written consent (which will not be unreasonably withheld). In the event of a change of control, merger, reorganization or sale of all, or substantially all, of one party’s assets to a third party, the other party may terminate the agreement * * *. For the purposes hereof, a “change of control” shall mean a transaction in which the shareholders of a party prior to the closing do not retain majority ownership of the party after the closing of such transaction.

12.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of the parties. The parties consent to the exclusive jurisdiction of the state or federal courts in the Northern District of California for all actions arising out of or related to this Agreement.

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

12.3 Notices. Any notice or other communication to be given hereunder will be in writing and will be (as elected by the Party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) sent by facsimile. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; (b) three (3) Business Days after the date of posting if transmitted by mail; or (c) if transmitted by facsimile, the date a confirmation of transmission is received. Either Party may change its address for purposes hereof on not less than three (3) Business Days prior notice to the other Party. Notices hereunder will be directed to, unless otherwise instructed by the receiving Party:

If to Partner:

15303 Ventura Blvd., STE 860

Sherman Oaks, CA 91403

If to LookSmart:

625 Second Street

San Francisco, California 94107

Attn: Senior VP, Business Development

Fax:

with a copy to:

625 Second Street

San Francisco, California 94107

Attn: Legal Department

Fax:

12.4 No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

12.5 Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

12.6 Severability. In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

12.7 Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and terminating any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original or faxed copy and all of which together shall constitute one instrument.

12.9 Survival. Sections 1, 4.1, 4.2, 7, 8, 9, 10, 11 and 12 shall survive termination of the Agreement.

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

NOW, THEREFORE, the parties hereto have executed this Agreement as of the Effective Date first written above.

LOOKSMART, LTD. (“Customer”)	INTERNEXT MEDIA CORP.

/s/ Jonathan Ewert	/s/ Daniel Yomtobian
Signature	Signature

Jonathan Ewert	Daniel Yomtobian
Print Name	Print Name

GM Advertising Networks	CEO
Title	Title

2/29/2008	2-29-08
Date	Date

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Exhibit A

Payment Terms

1. Revenue Share. Each party will maintain accurate records with respect to the calculation of all Clicks and/or payments due under this Agreement. Provider agrees to pay Customer * * *

2. Audit. In the event there is a discrepancy of greater than * * * between Provider’s calculation and Customer’s calculation pursuant to paragraph 1 above, either party (the “Examining Party”) may, upon no less than * * * prior written notice to the first party (the “Audited Party”) cause an independent auditor of nationally recognized standing to inspect the appropriate records of the Audited Party reasonably related to the calculation of such Clicks and/or payments during the Audited Party’s normal business hours. Such examination will be undertaken in a manner reasonably calculated not to interfere with the Audited Party’s normal business operations. The fees charged by such auditor in connection with the inspection will be paid by the Examining Party, unless the auditor discovers an underpayment of greater than * * * in which case the Audited Party will pay the reasonable fees of the auditor.

3. Reports. Customer will invoice Provider on a monthly basis for the amounts owed to Customer for the previous month. Customer shall not invoice Provider for Invalid Clicks.

4. Payments. Provider will remit revenue share payments to Customer within * * *days after receipt of the report specified above.

5. Payment Upon Termination. Upon any termination or expiration, Provider shall pay Customer all amounts due prior to such termination under this Agreement within thirty (30) days after such termination.

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Exhibit B

Service Levels

Below is the level of service to be supplied by Provider in connection with Provider’s provision of Advertising Service (the “Service”). The Service to be provided to Customer shall consist of a real-time data feed of Listings as defined in the Agreement.

Service Integration Technical Assistance. During the Term, Provider agrees to provide a designated technical account manager during normal business hours (8 am – 5 pm Pacific Time) to Customer to assist in the effective integration of the Service onto the Customer’s Site.

Service Response Time. The load time for a non-page-load query (i.e. where the data returned does not include the formatted page), as measured round-trip from the time Customer servers send a search request to Provider to the time of Customer’s servers’ receipt of a completed set of search result(s) will be less than 100 milliseconds. Provider will make best efforts to meet Customer’s response time requirement. If at anytime Provider does not meet Customer’s response time requirement, Customer is not required to display Provider’s listings for that query.

Service Uptime. The Service will be available 24 hours/day, 7 days/week. Scheduled downtime will be communicated to Customer with 5 business days notice. Should Provider determine that a reconfiguration of the Service is required, such as major software version changes, changes in hosting facilities or other network reconfiguration; Provider will provide Customer with 30-day notice of such change, and will work in good faith to minimize any Service outages.

TECHNICAL SUPPORT

To ensure that problems with the Service are identified, addressed and resolved in a timely manner, the following framework shall be followed for reporting problems, communicating progress on troubleshooting activities, resolving problems, and, if necessary, escalating the level of attention placed on such problems. This framework proposes a three-category approach to technical support for dealing with problems. The first type deals with general technical support such as consultation regarding technical specification interpretation and understanding the process, the second with changes in the Service, and the third addresses problem reporting and resolution associated with the Service.

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Type 1: General Technical Support

This category of service provides consultation regarding the proper interpretation of format specifications and data, as well as support on how the Service works, the quality or content of Service results for specific queries or how Customer might integrate the Service into its Site. It does not address any desired changes in the basic service parameters. Within 3 business days of the Effective Date of this Agreement, Customer will be provided with the names of both a business development account manager and a technical account manager who will provide this type of service during normal business hours, up to 10 hours per month, for the first three months. Customer should expect a response to Type 1 issues within 2 business days, after which they should be escalated as detailed below.

Type 2: Changes

Requests for changes in the Service should be directed to the business development account manager who will be assigned to Customer within 3 days of the Execution Date of this Agreement. Customer should expect a response to Type 2 issues within 2 business days, after which they should be escalated as detailed below.

Type 3: Problem Reporting and Resolution

Problems reaching Provider servers (e.g., major networking issues, Service outage, etc.) should be addressed with the Provider Technical Operations team as detailed below. ALL OTHER requests (e.g. product issues) should be treated as Type 1 or Type 2 issues.

1.	Contact the System Technical Support team by:

•	Contact Name:

•	Work/Day:

•	Email:

•	Email Page:

If after 15 minutes, a callback is not received…

2.	Contact the Director of Production Operations by use of the following contact information:

•	Contact Name:

•	Work/Day:

•	Cell:

•	Email:

•	Email Page:

If after 15 minutes, a callback was not received…

3.	Contact the Vice President of Technical Operations by use of the following contact information:

•	Contact Name:

•	Work/Day:

•	Cell:

•	Email:

•	Email Page:

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Escalation Procedures

If Customer does not receive timely responses (according to the timetables outlined above) issues should be escalated to any of the following individuals:

Person to Contact	Title	Role	Phone	Email

Customer Points of Contact

Communication of issues from Provider to Customer should be directed to the following individuals:

Person to Contact	Title	Role	Phone	Email

Confidential

*** Material in the exhibit marked with a “***” has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.